                                                            EXHIBIT 4.1.1



        FIRST AMENDMENT, dated as of November 22, 1996 (this "Amendment"), to that certain credit agreement (the "Credit Agreement") which became effective pursuant to the terms of the termination, Replacement and Restatement Agreement dated as of June 7, 1995 (the "Restatement Agreement"), among DETROIT DIESEL CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions parties thereto (the "Lenders") and Chemical Bank, a New York banking corporation, as agent for the Lenders and the predecessor in interest of The Chase Manhattan Bank, a New York banking corporation, now acting as agent for the Lenders (in such capacity, the "Agent").



                              W I T N E S S E T H:
                              - - - - - - - - - -



        WHEREAS, the parties hereto originally entered into a credit agreement (the "Original Credit Agreement"), dated as of January 7, 1994; and

        WHEREAS, the parties subsequently entered into the Restatement Agreement whereby the Original Credit Agreement was terminated, subject to applicable survival provisions, and simultaneously replaced by the Credit Agreement; and

        WHEREAS, the terms of the Original Credit Agreement are incorporated by reference into the Credit Agreement (except as expressly modified in the Restatement Agreement); and

        WHEREAS, pursuant to the Original Credit Agreement and the Credit Agreement, the Lenders have agreed to make, and have made, certain loans to the Borrower; and

        WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Majority Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.



        NOW, THEREFORE, the parties hereto hereby agree as follows:

        I. DEFINED TERMS. Except as otherwise specifically defined in this Amendment, capitalized terms defined in the Credit Agreement and used herein and therein shall have the meanings given to them in the Credit Agreement. References to sections and subsections in this Amendment shall be to the Credit Agreement.

        II.     AMENDMENTS TO CREDIT AGREEMENT.
                ------------------------------

        I. Notwithstanding anything to the contrary contained in the Credit Agreement, but subject to compliance with the conditions set forth in subsection 5.2 on the date of issuance thereof, and upon delivery of an Application therefor pursuant to subsection 3.2, the Issuing Bank is authorized to issue a Standby Letter of Credit in favor of The Chase Manhattan Bank, Milan Branch in the face amount of $115,000,000 with an expiration date eighteen months



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after its initial date of issuance (the "Italian Letter of Credit").  Upon issuance thereof, the Italian Letter of Credit shall be a Letter of Credit for all purposes of the Credit Agreement.

        2. Notwithstanding anything to the contrary contained in the Credit Agreement, a fronting fee in respect of the Italian Letter of Credit in an amount equal to .125% of the face amount per annum shall be payable to the Issuing Bank quarterly in advance, calculated from the date of issuance thereof to the date of expiration thereof.

        3. Notwithstanding anything to the contrary contained in the Credit Agreement, letter of credit commissions for the Italian Letter of Credit shall be payable quarterly in advance.

        4. the L/C Commitment shall not be deemed reduced by the amount of the Italian Letter Credit.

        5. Subsection 1.1 is hereby amended to include, in its proper alphabetic place, the following definition:

        "Italian Letter of Credit": the Letter of Credit (as herein defined) described in Section I, paragraph 1 of the First Amendment hereto".

        6. Clause (1) of subsection 3.1(a) is hereby amended and replaced in its entirety with the following:

        "(1) the L/C Obligations (excluding those atributable to the Italian Letter of Credit) would exceed the L/C Commitment or".

        7. The first sentence of subsection 7.7, "Limitation on Subsidiary Indebtedness," is hereby amended and replaced in its entirety with the following:

        "Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness (other than (i) Indebtedness of such Subsidiary to the Borrower or any other Subsidiary and Indebtedness secured by Liens permitted under subsection 7.2 ("Excluded Indebtedness") and (ii) Indebtedness of such Subsidiary that is supported by the Italian Letter of Credit if, after giving effect to such Indebtedness, the aggregate outstanding principal amount of all Indebtedness of all Subsidiaries
       (other than Excluded Indebtedness) would exceed 10% of Net Worth at such time."

        III. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Borrower, the Majority Lenders and the Agent shall have executed and delivered to the Agent this Amendment.

        IV.   General.
              -------

        1. Representations and Waranties. In order to induce the Agent and the Lenders parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to





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the Agent and all of the Lenders as of the Amendment Effective Date that the representations and warranties made by the Borrower in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

        2. Payment of Expenses. The Borrower agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel the the Agent.

        3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

        4. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

        (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.





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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                         DETROIT DIESEL CORPORATION

                                         By: /s/ Detroit Diesel Corporation
                                             ------------------------------

                                         THE CHASE MANHATTAN BANK, as Agent,
                                         as Issuing Bank and as a Lender

                                         By: /s/ The Chase Manhattan Bank
                                             ------------------------------

                                         BANK OF MONTREAL

                                         By: /s/ Bank of Montreal
                                             ------------------------------

                                         THE BANK OF NOVA SCOTIA

                                         By: /s/ The Bank of Nova Scotia
                                             ------------------------------

                                         CIBC INC.

                                         By: /s/ CIBC Inc.
                                             ------------------------------








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
                                        CITIBANK, N.A.

                                        By: /s/ Citibank, N.A.
                                            ---------------------------------

                                        COMERICA BANK

                                        By: /s/ Comerica Bank
                                            ---------------------------------

                                        BANK OF AMERICA ILLINOIS

                                        By: /s/ Bank of America Illinois
                                            ---------------------------------

                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                        By: /s/ Credit Lyonnais Cayman Island
                                            Branch
                                            ---------------------------------

                                        DEUTSCHE GENOSSENSCHAFTSBANK

                                        By: /s/ Deutsche Genossenschaftsbank
                                            ---------------------------------

                                        FIRST BANK NATIONAL ASSOCIATION

                                        By: /s/ First Bank National Association
                                            -----------------------------------






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
                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA

                                        By: /s/ First Union National Bank of
                                            North Carolina
                                            --------------------------------

                                        CORESTATES BANK, N.A.

                                        By: /s/ Corestates Bank, N.A.
                                            --------------------------------

                                        NBD BANK, N.A.

                                        By: /s/ NBD Bank, N.A.
                                            --------------------------------

                                        NATIONSBANK, N.A.

                                        By: /s/ NationsBank, N.A.
                                            --------------------------------

                                        THE SUMITOMO BANK, LIMITED

                                        By: /s/ The Sumitomo Bank, Limited
                                            --------------------------------

                                        WELLS FARGO BANK, N.A.

                                        By: /s/ Wells Fargo Bank, N.A.
                                            --------------------------------





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